CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-286079 on Form S-6 of our report dated May 21, 2025, relating to the financial statement of FT 12209, comprising Richard Bernstein Advisors Global Dividend Kings(R), Series 54, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 21, 2025